THIRD AMENDMENT TO
FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF GGP OPERATING PARTNERSHIP, LP

THIS THIRD AMENDMENT (this “Amendment”) is made and entered into as of December 27, 2016, by the undersigned parties.
W I T N E S S E T H:
WHEREAS, GGP Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), exists pursuant to that certain Fourth Amended and Restated Agreement of Limited Partnership, dated as of May 1, 2014, as amended (the “Partnership Agreement”), and the Delaware Revised Uniform Limited Partnership Act;
WHEREAS, GGP Real Estate Holding II, Inc., a Delaware corporation is the sole general partner of the Partnership (the “General Partner”);
WHEREAS, pursuant to the Partnership Agreement, the Partnership has issued certain AO LTIP Units, as defined in the Partnership Agreement;
WHEREAS, the General Partner deems it to be in the best interest of the Partnership to amend the Partnership Agreement as set forth herein to provide for certain automatic adjustments to preserve the economic value of AO LTIP Units in connection with certain specified events.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned does hereby agree as follows:

1.	Capitalized Terms. Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Partnership Agreement.

2.	Amendment of Section 1.1.

a.	The term “AO LTIP Unit Threshold Amount Adjustment” shall be inserted immediately following the definition of “AO LTIP Unit” and shall be defined as follows:
“AO LTIP Unit Threshold Amount Adjustment” shall mean, for each issued and outstanding AO LTIP Unit on a per unit basis, (i) the per share amount of any special dividend paid by the Company with respect to REIT Shares outside the ordinary course of dividends paid by the Company with respect to REIT Shares, less (ii) a percentage of such special dividend equal to the AO LTIP Fraction of such AO LTIP Unit as of the record date for the special dividend, as adjusted for any LTIP Unit Adjustment Events, as defined in Schedule H.

b.	The term “Eligible AO LTIP Unit” is hereby deleted in its entirety and the following is hereby inserted in its place and stead:
“Eligible AO LTIP Unit” shall mean, as of the date any Liquidating Gain is being allocated, an AO LTIP Unit if the Common Unit Economic Balance as of such date (taking into account allocations to be made on such date) exceeds the Common Unit Economic Balance as of the date of issuance of the AO LTIP Unit, as reduced by the aggregate amount of all AO LTIP Unit Threshold Amount Adjustments made in respect of such AO LTIP Unit, and adjusted for any LTIP Unit Adjustment Events, as defined in Schedule H.

3.
Amendment of Section 1.8 of Schedule H. The terms “AO LTIP Conversion Factor” and “AO LTIP Unit Participation Threshold” are hereby deleted from Section 1.8 of Schedule H in their entirety and the following terms, including the new terms “AO LTIP Conversion Factor Adjustment” and “Conversion Date Value,” are hereby inserted in their place and stead:

“AO LTIP Conversion Factor” shall mean the product of (x) the quotient of (i) the excess of (A) the Conversion Date Value (as defined below) over (B) the AO LTIP Unit Participation Threshold (as defined below) for such Vested AO LTIP Unit, divided by (ii) the Conversion Date Value, multiplied by (y) the AO LTIP Conversion Factor Adjustment (as defined below).
“AO LTIP Conversion Factor Adjustment” shall initially be 1, but, from and after the time of any special dividends, the AO LTIP Conversion Factor previously in effect will be multiplied by: the quotient of (A) the value of one REIT Share as of closing on the date prior to the ex-dividend date for the special dividend divided by (B) the value of one REIT Share, as reduced by the AO LTIP Unit Threshold Amount Adjustment to such AO LTIP Unit made in respect of such special dividend. For purposes of calculating the AO LTIP Conversion Factor Adjustment, the value of one REIT Share shall mean the closing price of such REIT Share on a recognized national exchange or any established over-the-counter trading system on which dealings take place, or, if no trades were made on any such day, the immediately preceding day on which trades were made; provided that, in the absence of an established market for REIT Shares, the value of a REIT Share shall be determined by the Compensation Committee of the Board of Directors of the Company in good faith.
“AO LTIP Unit Participation Threshold” shall mean, for each AO LTIP Unit, the amount specified as such in the relevant Vesting Agreement or other documentation pursuant to which such AO LTIP Unit is granted. The AO LTIP Unit Participation Threshold of an AO LTIP Unit is intended to be the Common Unit Economic Balance as of the date of issuance of such AO LTIP Unit (assuming the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subsection (b) of the definition of Gross Asset Value at such time), as reduced by the aggregate amount of all AO LTIP Unit Threshold Amount Adjustments made in respect of such AO LTIP Unit.
“Conversion Date Value” shall mean, for each Vested AO LTIP Unit, the Common Unit Economic Balance as of the date of conversion (assuming for this purpose the Gross Asset Values of the Partnership’s assets are adjusted pursuant to subsection (b) of the definition of Gross Asset Value as of the conversion date).

4.
Amendment of Section 1(a) subparagraph 6 of Exhibit B. The first paragraph of Section 1(a) subparagraph 6 of Exhibit B is hereby deleted in its entirety and the following paragraph is hereby inserted in its place and stead:

Thereafter, Operating Income to the holders of Common Units, Participating FV LTIP Units remaining Liquidating Gain after the special allocation provided in Section 1(a) subparagraph 5 of this Exhibit B to the holders of Common Units, Participating FV LTIP Units and Eligible AO LTIP Units in proportion to the Common Units, Participating FV LTIP Units and Eligible AO LTIP Units held by such Partners; provided however that: (i) in the event the cumulative distributions made to the holders of Common Units and LTIP Units with respect to such Units for such period and all prior periods exceed the cumulative Operating Income allocable to the holders of the Common Units and LTIP Units pursuant to subparagraph (a)(4) and this subparagraph (a)(6) for such period and all prior periods (before application of this proviso for such period), the Common Unit Reallocated Amount shall be reallocated to the holders of Common Units, Participating FV LTIP Units and AO LTIP Units in accordance with their Percentage Interests; and (ii) Liquidating Gain allocable in respect of an Eligible AO LTIP Unit or a Limited FV LTIP Unit pursuant to this paragraph 6 shall not exceed the Eligible AO LTIP Units share or the Limited FV LTIP Units share of Liquidating Gain in excess of the amount necessary to cause the Common Unit Economic Balance to equal the Common Unit Economic Balance as of the date of issuance of the Eligible AO LTIP Unit, as reduced by the aggregate amount of all AO LTIP Unit Threshold Amount Adjustments made in respect of such AO LTIP Unit, or Limited FV LTIP Unit, each as adjusted for any LTIP Unit Adjustment Events. Solely for purposes of allocating Liquidating Gain pursuant to this paragraph 6, each AO LTIP Unit shall be deemed to be a number of Units equal to the AO LTIP Unit Conversion Factor Adjustment in respect of such AO LTIP Unit.

5.	Amendment of Section 1(b) subparagraph 1 of Exhibit B. The following sentence is hereby added to the end of Section 1(a) subparagraph 1 of Exhibit B:
Solely for purposes of allocating Operating Loss and Liquidating Loss pursuant to this paragraph, each AO LTIP Unit shall be deemed to be a number of Units equal to the AO LTIP Unit Conversion Factor Adjustment in respect of such AO LTIP Unit.

6.	Other Provisions Unaffected. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect in accordance with its terms.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment on the day and year first written above.

GENERAL PARTNER:

GGP Real Estate Holding II, Inc.,
a Delaware corporation

By:     /s/ Stacie L. Herron
Name:     Stacie L. Herron
Title:     Vice President and Secretary

Exhibit C

Protected Amounts

Obligated Partner	Protected Amount*
Cache Valley Mall Partnership, Ltd	$5,029,114
Burke Cloward	$0
James Cordano	$500,000
Gregory Curtis	$31,396
Fairfax Holding, LLC	$81,333,944
Rex & Barbara Frazier Family Trust	$1,130,001
Michael C. Frei	$334,774
Hall Investment Company	$0
Kenneth G. Hansen Trust	$0
King American Hospital	$466,600
Warren P. King	$1,412,628
Paul K. Mendenhall	$87,946
North Plains Development Co., Ltd.	$5,517,829
Carl E. Olson	$394,673
Martin G. Peterson	$664,359
Pine Ridge Land Company, Ltd.	$435,213
Price Fremont Company, Ltd.	$1,067,104
Deidra Price	$0
John Price	$2,144
Steven Price	$293,090
Red Cliff Mall Investment Company, Ltd.	$1,171,766
Philip P. Taylor	$0
Jennifer Wallin	$0
Lena Wilcher Revocable Trust	$0
Koury Corporation	An amount up to:
$99,678,228.70
*Protected Amounts are subject to adjustment as provided by the Tax Matters Agreements